EXHIBIT 10.2

PURCHASE AND SALE AGREEMENT

            This Purchase and Sale Agreement is made and entered into on this the 30th day of August, 2000, between Gladstone Energy, Inc., a Delaware corporation, ("Seller"), and Bagwell No. 6 Family L.P., a Texas limited partnership, ("Buyer"). The purpose of this Agreement is to set out the terms and condition by which Buyer will acquire 1.5% working interest, being 12.2449% of Seller's interest, in those certain properties known as the Right Hand Creek Field located in Allen and Beauregard Parishes, Louisiana, (the "Properties") such properties being further described on Exhibit "A."

            1. Sale and Purchase of the Properties. Subject to the terms and conditions herein set forth, Seller agrees to sell, assign, convey and deliver to Buyer and Buyer agrees to purchase and acquire from Seller at the Closing (as hereinafter defined), but effective as of August 1, 2000, (the "Effective Date"), 12.2449% of Seller's 12.25% right, title and interest, it being the intent to convey 1.5% working interest to Buyer. The net revenues being acquired are set out on Exhibit "B" attached hereto and made a part hereof.

             2. Prior Agreement. The acquisition of the Properties are subject in full to that certain Purchase and Sale Agreement dated the 24th day of May, 1999, by and between EXCO Resources, Inc., as Seller, and Humphrey Oil Interests, L.P., as buyer (the "EXCO Agreement"), which shall be attached hereto as Exhibit "C" and made a part hereof.

3. Purchase Price. The purchase price for the Properties shall be $82,040.82 (the "Purchase Price").

4. Representations of Seller. Seller represents to Buyer that:

             4.1 Organization. Gladstone Energy, Inc. is a Delaware corporation, validly existing and in good standing under the laws of the State of Texas and is qualified to do business in the States of Texas and Louisiana.

             4.2 Authority. Subject to applicable preferential purchase rights and restrictions of assignment as may be contained in any Joint Operating Agreement or other agreement affecting the properties, and to rights to consent by, required notices to, and filing with or action by other governmental entities, Seller has full power and authority and has taken all requisite actions, corporate or otherwise, to authorize it to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement.

             4.3 Enforceability. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. At the Closing, all documents required hereunder to be executed and delivered by Seller shall be duly authorized, executed and delivered and shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms.

            4.4 Encumbrances. The Properties are currently subject to a bank lien in favor of Compass Bank; however, said encumbrance is being paid in full on or before August 31, 2000; therefore Seller hereby agrees to use its best efforts to cause Compass Bank to release said security interest in and to the Properties. To the best of Seller's knowledge, no other claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation is pending or threatened that could now or hereafter materially affect the ownership, operation or value of any of the Properties.

            4.5 Assignment with Special Warranty. Assignment of said Properties will cover 12.2449% of the original interest acquired by Seller from EXCO, and will be made without warranty, express or implied, except as by, through, and under Seller.

5. Representations of Buyer. Buyer represents to Seller that:

5.1 Organization. Buyer is a trust, validly existing and in good standing under the laws of the State of Texas.

            5.2 Authority and Conflicts. Buyer has full power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Properties on the terms described in this Agreement and to perform its other obligations under this Agreement.

            5.3 Authorization. The execution and delivery of this Agreement have been and the performance of this Agreement and the transactions contemplated hereby shall be at the time required to be performed hereunder, duly and validly authorized by all requisite corporation action on the part of Buyer.

            5.4 Enforceability. This Agreement has been duly executed and delivered on behalf of Buyer, and constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms. At the Closing all documents required hereunder to be executed and delivered by Buyer shall be duly authorized, executed and delivered and shall constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms.

            6. Expenses, Fees and Taxes. Each of the parties hereto shall pay its own fees and expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. Buyer shall be responsible for the cost of all fees for the recording of transfer documents and any and all transfer fees, as well as the costs of providing Seller with a copy of all recorded documents. All other costs shall be borne by the party incurring such costs. If a determination is ever made that a sales tax or other tax arising from the sale of the Properties applies, Buyer shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Buyer shall indemnify and hold Seller harmless with respect to the payment of any of such taxes, including any interest or penalties assessed thereon.

            7. Closing. Closing shall occur on or before August 31, 2000, unless otherwise extending in writing by both parties hereto. Buyer shall tender the Purchase Price and Seller shall tender an assignment of the purchased interests. Both parties hereto agree to execute any and all other documents as may be required to consummate this transaction.

8. Exhibits. The following Exhibits are incorporated herein.

Exhibit A -	Schedule of Interests Acquired by Gladstone Energy, Inc. from Humphrey Oil Interests, L. P.
Exhibit B -	Schedule of Interests Being Acquired by Buyer
Exhibit C -	Purchase and Sale Agreement by and between EXCO Resources, Inc. and Humphrey Oil Interests, L. P.

            9. Entire Agreement; Amendments; Waivers. Should the Seller and Buyer fail to close this transaction, this Agreement shall become null and void. However, should the Seller and Buyer consummate this transaction, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter.

Executed as of the date set forth above.

SELLER:

GLADSTONE ENERGY, INC.

By: /s/ J. M. Hill J. M. Hill, President

BUYER:

BAGWELL NO. 6 FAMILY L.P.

By: /s/ Donald L. Bagwell Title: President of Bagwell Co., its General Partner

EXHIBIT "A"

RIGHTHAND CREEK FIELD
Schedule of Interest Acquired by Gladstone Energy, Inc. from Humphrey Oil Interests, L. P.

	Working	Net Revenue
	Interest	Interest
U WX RB SU Reservoirwide Unit
Ragley #2	.12250000	.08924932	BPO	Shut-In
	.11690768	.07511215	APO-I
	.10732790	.07227683	APO-II

Ragley #3	.12250000	.08931754	BPO	Producing
	.11690768	.07511215	APO-I
	.10732790	.07227683	APO-II

U WX RD SU Reservoirwide Unit
Cavenham #1	.12250000	.08931754		Producing
Cavenham #2	.12250000	.08931754		Producing
Cavenham #3	.12250000	.08931754		Injection
				Well
Crosby Land & Res. #1	.12250000	.08931754		Producing
Powell Lumber #1	.12250000	.08931754		Producing
Ragley Lumber Co. #1	.12250000	.08931754		Shut-In*
Ragley Lumber Co. #4	.12250000	.08931754		Producing

All wells located in Allen/Beauregard Parish, Louisiana

EXHIBIT "B"

RIGHTHAND CREEK FIELD
Schedule of Interest Acquired by Bagwell No. 6 Family L. P. from Gladstone Energy, Inc.

	Working	Net Revenue
	Interest	Interest
U WX RB SU Reservoirwide Unit
Ragley #2	.01500000	.01092849	BPO	Shut-In
	.01431523	.00919741	APO-I
	.01314219	.00885022	APO-II

Ragley #3	.01500000	.01093684	BPO	Producing
	.01431523	.00919741	APO-I
	.01314219	.00885022	APO-II

U WX RD SU Reservoirwide Unit
Cavenham #1	.01500000	.01093684		Producing
Cavenham #2	.01500000	.01093684		Producing
Cavenham #3	.01500000	.01093684		Injection
				Well
Crosby Land & Resources #1	.01500000	.01093684		Producing
Powell Lumber #1	.01500000	.01093684		Producing
Ragley Lumber Co. #1	.01500000	.01093684		Shut-In*
Ragley Lumber Co. #4	.01500000	.01093684		Producing

All wells located in Allen/Beauregard Parish, Louisiana

EXHIBIT "C"

Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed July 30, 1999.